EXHIBIT 10.4

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 8th day of October, 2009, by and among Internet Media Services, Inc., a Delaware corporation (the “Company”), those holders of the Company’s Common Stock listed on Schedule A hereto (the “Key Holders”) and Document Security Systems, Inc., a New York corporation (the “Investor”).

RECITALS

WHEREAS, the Key Holders are the beneficial owners of an aggregate of 13,000,000 shares of the common stock of the Company (the “Common Stock”);

WHEREAS, Investor is acquiring shares of the Company’s Common Stock pursuant to that certain Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”) pursuant to which the Investor’s wholly-owned subsidiary, Lester Levin Inc., a New York corporation (“LLI”) is selling and transferring certain assets of its LegalStore.com business to the Company in exchange for the issuance to DSS of 7,500,000 shares of common stock of the Company (the “Transaction”);

WHEREAS, the obligations in the Asset Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Transaction, the Company, the Key Holders and the Investor have agreed to provide for the future voting of the Key Holders’ shares of the Company’s capital stock as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

1. Voting

1.1           Key Holder Shares; Investor Shares.   The Key Holders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Key Holders after the date hereof (collectively, the “Key Holder Shares”) subject to, and to vote the Key Holder Shares in accordance with, the provisions of this Agreement; provided however that the Key Holder Shares may be pledged pursuant to those certain Stock Pledge and Security Agreements entered into of even date herewith, between each Key Holder, Investor and LLI.

1.2           Election of Directors. On all matters relating to the election of directors of the Company, the Key Holders agree to vote all Key Holder Shares held by them (or to consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect two nominees designated by LLI and/or the Investor as members of the Company’s board of directors (the “Board of Directors”).  Any vote taken to remove any director elected pursuant to this Section 1.2, or to fill any vacancy created by the resignation, removal, or death of a director elected pursuant to this Section 1.2, shall also be subject to the provisions of this Section 1.2.

1.3           No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

1.4           Legend.

(a)           Concurrently with the execution of this Agreement, there shall be placed on certificates representing the Key Holder Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b)           The Company agrees that, during the term of this Agreement, it will maintain (upon registration of transfer, reissuance or otherwise) the Legend on any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Key Holder Shares previously represented by a certificate carrying the Legend.

1.5           Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Key Holder Shares.  The Company shall not permit the transfer of any of the Key Holder Shares on its books or issue a new certificate representing any of the Key Holder Shares unless the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Holder, as applicable; provided however that the Key Holder Shares may be pledged and transferred pursuant to those certain Stock Pledge and Security Agreements entered into of even date herewith, between each Key Holder, Investor, LLI and the Company (“Stock Pledge and Security Agreements”).

1.6           Other Rights. Except as provided by this Agreement, the Stock Pledge and Security Agreements or any other agreement entered into in connection with the Transaction, each Key Holder shall exercise the full rights of a holder of capital stock of the Company with respect to the Key Holder Shares, respectively.

2.           Termination. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a)           the date on which Investor and LLI no longer own any Common Stock of the Company; and

(b)           two (2) years from the date of this Agreement;

3.           Miscellaneous.

3.1           Ownership. Each Key Holder represents and warrants to the Investor and the Company that (a) such Key Holder now owns the Key Holder Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Key Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Holder enforceable in accordance with its terms.

3.2           Further Action. If the Key Holder Shares are sold, the Key Holders or the personal representative of the Key Holders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Key Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

3.3           Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto or to a party’s heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or such party’s heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.  The Key Holders hereby constitute and appoint the Chief Executive Officer and Chief Financial Officer of the Investor, and each of them, with full power of substitution, as the proxies of such party with respect to the matters set forth herein, and hereby authorizes each of them to vote on such matters, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner inconsistent with the terms of this Agreement, all of such party’s Key Holder Shares in favor of the election of persons as members of the Board of Directors determined in accordance with this Agreement. Such proxy is given in consideration of the agreements of the parties hereto in connection with the transactions contemplated by this Agreement and accordingly is coupled with an interest and irrevocable until the termination of this Agreement. Each party hereto hereby revokes any previous proxy with respect to Key Holder Shares and shall not hereafter grant any other proxy or power of attorney with respect to any Key Holder Shares, deposit any Key Holder Shares into a voting trust or enter into any agreement, arrangement or understanding with any person to vote or grant any proxy with respect to any Key Holder Shares with respect to the matters set forth herein, expect as set forth in the Stock Pledge and Security Agreements.

3.4           Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as such laws are applied to agreements among New York residents entered into and performed entirely within the State of New York. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Monroe, State of New York.

3.5           Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of the parties hereto.

3.6           Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7           Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives.

3.8           Additional Shares. If after the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Key Holder Shares by reason of any stock dividend, stock split, combination of shares, reclassification, or the like, such shares or securities shall be deemed to be Key Holder Shares, as the case may be, for purposes of this Agreement.

3.9           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

3.10           Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.11           Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.12           Attorney’s Fees. If any suit or action is instituted under or in relation to this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of such suit or action (including any appeals), including without limitation, the reasonable fees and expenses of attorneys and accountants.

3.13           Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c), one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All communications shall be sent to the parties at the address and facsimile number appearing on the signature page hereof or at such address as such party may designate by ten (10) days written notice to the other parties hereto.

3.14           Entire Agreement. This Agreement and the Exhibits hereto, along with the Asset Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants or agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

[SIGNATURE PAGE FOLLOWS]

VOTING AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:		INVESTOR:

INTERNET MEDIA SERVICES, INC.		DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Raymond Meyers	By:	/s/ Patrick White
Name:	Raymond Meyers	Name:	Patrick White
Title:	President	Title:	Chief Executive Officer
Address:	4553 Glencoe Avenue, Suite 325	Address:	28 East Main Street, Suite 1525
	Marina del Rey, CA 90272		Rochester, NY 14614
Fax:	(310) 482-6969	Fax:	(585) 325-2977

KEY HOLDER: Raymond Meyers

/s/ Raymond Meyers
Address:	4553 Glencoe Avenue, Suite 325
Marina del Rey, CA 90272
Fax:	(310) 482-6969

KEY HOLDER: Michael Buechler

/s/ Michael Buechler
Address:	4553 Glencoe Avenue, Suite 325
Marina del Rey, CA 90272
Fax:	(310) 482-6969

EXHIBIT A

LIST OF KEY HOLDERS

Raymond Meyers

Michael Buechler

A-1